                                                                     EXHIBIT 5.1

                                                      April 15, 2002


Unity Holdings, Inc.
950 Joe Frank Harris Parkway, S.E.
Cartersville, GA 30121

         RE: Issuance of 10,000 Shares of Voting Common Stock of Unity Holdings, Inc.

Gentlemen:

         We have acted as counsel for Unity Holdings, Inc. (the "Corporation"), a Georgia corporation, in connection with a proposed registration by the Corporation with the Securities and Exchange Commission on a Form S-8 Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended, of 10,000 shares of the Common Stock of Unity Holdings, Inc. (the "Stock") for sale to the Unity Holdings, Inc. Employee Stock Ownership Plan (with 401(k) provisions).

         Before rendering this opinion, we have examined such corporate and other documents, and such questions of law, as we have considered necessary and appropriate for the purposes of this opinion, and have relied, as to factual matters, on certificates and other statements of officers of the corporation and others. Based upon the foregoing, we are of the opinion that the Shares of Stock of the Corporation which will be issued as described in the Registration Statement will, upon full payment therefor in cash, be validly issued, fully paid, and nonassessable.

         The opinion expressed herein is based upon applicable laws, statutes, ordinances, rules and regulation as existed on this day and we express no opinion as to the effect which any future amendments, changes, additions or modifications thereof may have on the opinion expressed herein. We assume no obligation to update or supplement our opinion to reflect any facts or circumstances which may hereafter come to our attention, or changes in law which may hereafter occur. This opinion is provided to you as a legal opinion only, and not as a guarantee or warranty of the matters discussed herein or of any transaction or obligation. We are furnishing this opinion for the sole and exclusive benefit of the addressee.

         We hereby consent to the use of our name in the Registration Statement and the filing of this opinion as an exhibit to the Registration Statement, but we do not hereby admit that we are within the class of persons whose consent is required under the terms of the Securities Act of 1933, as amended.

                                         Very truly yours,

                                         /s/ Martin, Snow, Grant & Napier, LLP
                                         -------------------------------------

                                         MARTIN, SNOW, GRANT & NAPIER, LLP